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                                                                    EXHIBIT 10.9
                                    FORM OF

                                INFOSPACE, INC.

                               CO-SALE AGREEMENT

     This Co-Sale Agreement (the "Co-Sale Agreement") is entered into as of May 21, 1998, by and among InfoSpace, Inc., a Delaware corporation (the "Company"), ____________________ (the "Investor"), and Naveen Jain (the "Founder").

                                    RECITALS

     A. Pursuant to that certain Common Stock and Common Stock Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), the Investor is purchasing: (i) __________ shares of the common stock of the Company, par value $.0001 per share (the "Common Stock") and (ii) three Warrants to purchase up to __________ shares of Common Stock.

     B. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

                                   AGREEMENTS

    Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the Company, the Investor and the Founder hereby agree as follows:

1.   RIGHT OF CO-SALE

     1.1  SALES BY FOUNDER

     In the event that the Founder proposes to sell, assign, transfer or otherwise convey any shares of Common Stock or securities convertible into, exchangeable for or exercisable for Common Stock ("Co-Sale Securities"), the Founder shall offer in writing to the Investor the right to participate in such sale on the same terms and conditions available to the Founder if, immediately prior to or as a result of such proposed sale, the Founder has transferred or would transfer more than 2,250,000 shares of Co-Sale Securities (such amount of Co-Sale Securities, as adjusted to reflect any stock split, stock dividend or recapitalization of the Company and subject to Section 1.4 hereof, the "Co-Sale Cap"). Upon written notice to the Founder within fifteen (15) days of receipt by the Investor of notification from the Founder of the proposed sale, the Investor may sell that number of shares of Co-Sale Securities equal to (a) the lesser of (i) the total number of shares to be sold in the transaction or (ii) the difference between the total number of shares of Co-Sale Securities the Founder would have transferred after the proposed sale and the Co-Sale
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Cap, multiplied by (b) a fraction, the numerator of which is the number of shares of Co-Sale Securities held by the Investor and the denominator of which is the number of shares of Co-Sale Securities held by the Investor plus the Founder. To the extent the Investor exercises such right of participation, the number of shares of Co-Sale Securities that the Founder may sell in the transaction shall be correspondingly reduced. For purposes of this Section 1.1, the number of shares of Co-Sale Securities other than Common Stock shall be that number of shares of Common Stock the Co-Sale Securities are convertible into, exchangeable for, or exercisable for.

     1.2  LIMITATIONS ON RIGHT OF CO-SALE

     Section 1.1 of this Agreement shall not apply (and the amount of Co-Sale Securities so transferred shall not be included in determining whether the Founder has transferred Co-Sale Securities in excess of the Co-Sale Cap) where the sale, assignment, transfer or other conveyance of Co-Sale Securities by the Founder is: (a) to the Founder's spouse or former spouse, parents, or children or other members of the Founder's family (including relatives by marriage), or to a custodian, trustee or other fiduciary for the benefit of the Founder or members of his family or to a family limited partnership, limited liability company or other entity or person in connection with a bona fide estate planning transaction; (b) by way of bequest or inheritance upon death; (c) to the Company; (d) by way of a bona fide gift or (e) by way of any pledge of Co-Sale Securities made by the Founder pursuant to a bona fide loan transaction with an established financial institution that creates a mere security interest; provided, however, that any transferees pursuant to this Section 1.2 shall receive and hold such Co-Sale Securities subject in all respects to the provisions of this Agreement, and that there shall be no further transfer of such shares except in accordance herewith.

     1.3  TERMINATION OF CO-SALE RIGHT

     The Co-Sale Right set forth in this Agreement shall terminate and be of no further force and effect immediately upon the earliest of:

          (a) the closing of an initial firm commitment underwritten public offering of the Company's Common Stock pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock by the Company to the public at an aggregate offering price of at least $35,000,000 and a per share offering price to the public at least equal to six dollars ($6.00) (appropriately adjusted to reflect any stock split, stock dividend or recapitalization of the Company);

          (b) the acquisition of all or substantially all the assets or stock of the Company or the merger of the Company with or into any other entity in which a change of control of the Company occurs; or

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          (c) ten years after the date of this Agreement.

2.   PROHIBITED TRANSFERS

     2.1  TREATMENT OF PROHIBITED TRANSFERS

     In the event the Founder sells any Co-Sale Securities of the Company in contravention of the participation rights of the Investor under this Agreement (a "Prohibited Transfer"), the Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.2 below, and the Founder shall be bound by the applicable provisions of such put option.

     2.2  PUT OPTION

     In the event of a Prohibited Transfer, the Investor shall have the right to sell to the Founder, and, if such right is exercised, the Founder shall have the obligation to purchase from the Investor, a number of shares of Common Stock of the Company (either directly or through delivery of Co-Sale Securities) equal to the number of shares the Investor would have been entitled to transfer to the purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

          (a) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse the Investor for any and all reasonable fees and expenses, including legal fees and expenses, promptly following demand therefor, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under this Section 2.

          (b) In order to exercise the put option created under this Section 2, the Investor must, within 20 days after the later of the date on which the Investor (i) received notice from the Founder of the Prohibited Transfer or (ii) otherwise become aware of the Prohibited Transfer, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

          (c) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by the Investor, pursuant to Section 2.2(b), promptly pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.2(a), by certified check or bank draft made payable to the order of the Investor.

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3.   MISCELLANEOUS

     3.1  GOVERNING LAW

     This Agreement shall be governed in all respects by and construed in all respects in accordance with the laws of the State of Washington, without regard to the conflicts of laws provisions of such State.

     3.2  SUCCESSORS AND ASSIGNS

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, transferees, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.3  ENTIRE AGREEMENT

     This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings with respect thereto.

     3.4  AMENDMENT AND WAIVER

     This Agreement, or any provision hereof, may be amended or waived only in writing signed by the Company, the Founder and the Investor, and any amendment or waiver so approved shall be binding upon the Founder and Investor (including the transferee of any Founder or the Investor).

     3.5  NOTICES, ETC.

     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, facsimile or courier, addressed (a) if to the Investor, at the Investor's address set forth on the signature page hereto, or at such other address as the Investor shall have furnished to the Company and the Founder in writing, with a copy to Greg F. Adams, Davis Wright Tremaine, 2600 Century Square, 1501 Fourth Avenue, Seattle, WA 98101, (b) if to the Founder, at the address as it appears on the books of the Company or at such other address as the Founder shall have furnished the Company and the Investor in writing, or (c) if to the Company, at its principal executive office, attention President, or at such other address as the Company shall have furnished to the Investor and the Founder, with a copy to Charles J. Katz, Jr., Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle,

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WA 98101. If notice is provided by mail, it shall be deemed to be given three
(3) business days after proper deposit in the U.S. Mail, and if notice is given by hand or by messenger, facsimile or courier, it shall be deemed to be given upon receipt.

     3.6  SEVERABILITY

     In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement shall continue in full force and effect without said provision and shall be enforceable in accordance with its terms.

     3.7  TITLES AND SUBTITLES

     The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.8  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     3.9  NO ADVERSE EFFECT

     Failure of the Investor to exercise a right under Section 1 or Section 2 of this Agreement shall not adversely affect the Investor's rights upon subsequent sales or proposed sales by the Founder.

     3.10  LEGENDED CERTIFICATES

     Each certificate representing shares of the Co-Sale Securities of the Company or issued to any permitted transferee pursuant to Section 1.2 shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND A CERTAIN HOLDER OF COMMON STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     The foregoing legend shall be removed upon termination of this Co-Sale Agreement in accordance with the provisions of Section 1.3.

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     IN WITNESS WHEREOF, the parties have executed this Co-Sale Agreement as of the date first above written.

                              INFOSPACE, INC.



                              By: _____________________________________
                                  Naveen Jain, President and Chief
                                  Executive Officer


                              FOUNDER:




                              _________________________________________
                              Naveen Jain


                              INVESTOR:

                              ACORN VENTURES-IS, LLC


                              By: _____________________________________
                              Name: ___________________________________
                              Title: __________________________________


                              Tax I.D. No.: ___________________________


                              Address:  1309 - 114th Avenue SE
                                        Suite 200
                                        Bellevue, WA  98004






                     [SIGNATURE PAGE FOR CO-SALE AGREEMENT]

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                                 INVESTOR LIST


Acorn Ventures-IS, LLC            1,875,000 shares of Common Stock

                                  Three Common Stock Purchase Warrants to
                                  purchase up to 3,375,457 shares

Kellett Partners LLP              325,000 shares of Common Stock

                                  Three Common Stock Purchase Warrants to
                                  purchase up to 460,561 shares

John and Carolyn Cunningham       62,500 shares of Common Stock
                                  Three Common Stock Purchase Warrants to
                                  purchase up to 153,521 shares

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